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                                                                   Exhibit 10.22

                               LICENSE AGREEMENT


     This license agreement ("Agreement") is made and entered into this 2nd day of October, 1995 by and between Progressive Bagel Concepts, Inc., a Delaware corporation ("PBCI"), and Doc's Cheese Company, L.L.C., a Delaware limited liability company ("DCC").

                                    RECITALS
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     DCC owns certain proprietary rights that are used or useable in the business of producing cream cheese and related products (the "Business"). PBCI desires to obtain from DCC, and DCC is willing to grant to PBCI, an exclusive license to use the proprietary information.

                                   COVENANTS
                                   ---------

     In consideration of the mutual representations and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

1.0 LICENSE

     1.1 GRANT OF LICENSE. Subject to the conditions herein contained DCC hereby grants to PBCI a royalty-free license (the "License") to the DCC Proprietary Information. For purposes of this Agreement, "DCC Proprietary Information" shall mean all inventions, patents, trade secrets, technology, know-how, formulae, recipes, designs and drawings, copyrights, processes, operating rights and similar intangible property and rights owned by DCC, and all inventions, whether or not patentable, trade secrets, technology, know-how, formulae, recipes, designs and drawing, copyrights, processes, operating rights and similar intangible property and rights developed solely by DCC or jointly with others or acquired by DCC at any time during the term of this Agreement. DCC shall not grant any other license of the DCC Proprietary Information during the term of this Agreement.

     1.2 SUBLICENSES. PBCI shall have the right, without DCC's consent, to sublicense the DCC Proprietary Information at any time or from time to time, to any one or more persons or entities, on such terms as may be determined by PBCI in its sole discretion; provided, however, that (a) no sublicense shall permit the grant of further sublicenses by the sublicensee, (b) any such sublicense shall terminate no later than the Termination Date, (c) any sublicensee shall enter into a confidentiality agreement for the benefit of PBCI and HTH that contains substantially the same terms as are contained in Sections 2.1 and 2.2 hereof, and (d) any sublicense shall permit the sublicensee to use the DCC Proprietary Information only for the production of cream cheese, cream-cheese related products and spreads for sale to PBCI, PBCI Subsidiaries and PBCI Franchisees (and food service distributors that sell such products to PBCI, PBCI Subsidiaries and PBCI Franchisees) (any of whom may sell or distribute such products in any channel of distribution whatsoever).


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2.0  COVENANTS

                        2.1  CONFIDENTIAL INFORMATION.

     2.1.1 PBCI acknowledges and agrees that the DCC Proprietary Information is confidential to and a valuable asset of DCC, is proprietary and includes trade secrets of DCC. PBCI hereby agrees that, subject to its rights to sublicense the DCC Proprietary Information, it shall (i) maintain the confidentiality of the DCC Proprietary Information; and (ii) return all copies of the DCC Proprietary Information disclosed in written or other tangible form upon the Termination Date (unless this Agreement terminates by reason of the Asset Purchase (as hereinafter defined)).

     2.1.2 Notwithstanding the foregoing, the obligations of PBCI specified above shall not apply to any DCC Proprietary Information which (i) is disclosed in a printed publication available to the public, or is otherwise in the public domain through no act of PBCI, its agents or any person or entity which has received such DCC Proprietary Information from or through PBCI; (ii) is approved for release by written authorization of a manager of DCC; (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to DCC to seek a protective order therefor, the imposition of which protective order PBCI agrees to approve and support; or (iv) in the written opinion of PBCI's counsel, is necessary to be made by PBCI in order that PBCI does not violate any law, rule or regulation applicable to it.

     2.1.3 DCC acknowledges and agrees that (i) PBCI may file a copy of this Agreement with the Securities and Exchange Commission in connection with the filing of, and as an exhibit to, a registration statement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and (ii) such filing shall not be deemed to be a breach of or otherwise be prohibited by this Agreement.

     2.2 REMEDIES; WAIVER. PBCI agrees that the provisions and restrictions set forth above in Section 2.1 are necessary to protect DCC and its successors and assigns in the protection of its business. PBCI agrees that damages cannot compensate DCC in the event of violation of the covenants contained in Section
2.1 hereof, and that injunctive relief shall be essential for the protection of DCC and its successors and assigns. Accordingly, PBCI agrees and consents that, in the event it shall violate or breach any of said covenants, DCC shall be entitled to obtain injunctive relief against PBCI in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by DCC of any right or remedy hereunder shall not preclude the exercise or enforcement by DCC of any other right or remedy hereunder of which DCC has the right to enforce under applicable law; provided, however, that in no event shall PBCI be liable for consequential, indirect, incidental, speculative or punitive damages in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of this Agreement, or the dealings or the relationship between the parties hereto.

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     2.3  TECHNICAL ASSISTANCE.  DCC agrees to provide to PBCI, during the term of this Agreement, whether or not in connection with any sublicense of the DCC Proprietary Information, such technical assistance as is necessary for PBCI to realize the benefits of the License. Such technical assistance shall include, but not be limited to, the services of Reed Ernstrom and other employees of, and consultants to, DCC. PBCI agrees to reimburse DCC for all reasonable out-of-pocket expenses incurred by DCC in connection with providing such technical assistance in accordance with PBCI's travel and entertainment policy in effect from time to time upon submission of an itemized statement of expenses supported by receipts for any such expenses.


3.0  TERM

          3.1 TERM OF LICENSE. This Agreement and the license granted hereunder shall terminate upon the earlier of (i) the fifth anniversary hereof and (ii) the date PBCI purchases the assets of DCC (the "Asset Purchase") pursuant to the Option Agreement of even date herewith by and between PBCI, DCC and the members of DCC, as it may be amended from time to time (the "Termination Date").


4.0  MISCELLANEOUS

     4.1 INFRINGEMENT. DCC shall promptly notify PBCI of any infringement or threatened infringement by a third party of any DCC Proprietary Information or any challenge to the validity of or DCC's ownership of the DCC Proprietary Information or any claim by any person of any rights in the DCC Proprietary Information which shall become known to it. DCC shall not communicate with any person other than PBCI and its counsel in connection with any such infringement, challenge or claims. PBCI shall have the sole discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively any settlement, litigation, arbitration or administrative proceeding arising out of any such alleged infringement, challenge or claim or otherwise relating to the DCC Proprietary Information. DCC agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of PBCI's counsel, be necessary or advisable to protect and maintain the interests of PBCI in any litigation or other proceeding or to otherwise protect and maintain the interests of PBCI in the DCC Proprietary Information.

     4.2 AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     4.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     4.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the license of the DCC Proprietary Information and the other transactions

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contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

     4.5 HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a party of this Agreement.

     4.6 EXECUTION IN COUNTERPART. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     4.7 NOTICES. Any notice, request, information or other document to be given hereunder to either of the parties by the other party shall be in writing and delivered personally or sent by certified mail, postage prepaid, as follows:

     If to DCC, addressed to:

          Doc's Cheese Company, L.L.C.
          761 South 200 West
          Richmond, Utah  84333
          Attention:  C. Reed Ernstrom

     with a copy to:

          Parsons Behle & Latimer
          201 South Main Street
          Suite 1800
          Salt Lake City, Utah  84111
          Attention:  William D. Holyoak, Esq.

     If to PBCI, addressed to:

          Progressive Bagel Concepts, Inc.
          1526 Cole Blvd.
          Suite 200
          Golden, Colorado  80401
          Attention:  General Counsel

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received.

     4.8 GOVERNING LAW. This Agreement shall be governed by any construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

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     4.9  PUBLICITY.  No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by DCC without the prior written approval of PBCI.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              DOC'S CHEESE COMPANY, L.L.C.

                              By:   /s/ C. Reed Ernstrom
                                    ---------------------------

                              Title:
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                              PROGRESSIVE BAGEL CONCEPTS, INC.

                              By:   /s/ Paul Strasen
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                              Title:
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